                                                         Exhibit 10.3 of Item 15

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT  AGREEMENT  dated as of  December  9, 2002  (this  "Agreement"), between Medix Resources, Inc., a Colorado Corporation (the "Company"), and James
Q. Gamble (the "Executive").

                                    RECITALS

     WHEREAS,  the Company  desires to employ the  Executive  and the  Executive desires to accept such employment by the Company on the terms and subject to the conditions hereinafter set forth.

     NOW,  THEREFORE,  in  consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

1.   Employment. The Company hereby employs the Executive as its Chief Operating
     Officer and an Executive Vice President,  and the Executive  hereby accepts such employment by the Company,  upon the terms and conditions  hereinafter set forth. The Executive shall perform such services as the Chief Executive
     Officer of the  Company,  the Board of Directors of the Company (the "Medix
     Board")  or  such  other   person(s)  as  the  Medix  Board  may  designate
     (collectively, the "Supervising Persons"), shall in good faith direct.

2.   Term.  Subject to the provisions for earlier  termination  provided in this
     Agreement,  the term of Executive's employment shall initially be for a one
     (1) year period commencing on the date hereof (the "Effective  Date"),  and ending on the first anniversary of the Effective Date (the "Initial Term").
     Unless  either  party,  upon not less than 60 days'  prior  written  notice before the end of the  Initial  Term,  elects not to renew this  Agreement,
     Executive's  employment  under this  Agreement  shall  continue on the same terms and  conditions as set forth herein except for the one (1) year term.
     Such 60 days' notice shall not be required with respect to any  termination pursuant  to  Sections  6, 7, 8 or 9 below  and an  election  not to  renew pursuant to this Section 2 shall not constitute a termination without cause for  purposes of Section 8 and Section  10(b).  Such  additional  period of employment  is referred to herein as the  "Additional  Term" and,  together with the Initial Term, as the "Employment Period."

3.   Duties.

     (a)  The Executive shall be employed as the Chief Operating  Officer and an
          Executive Vice President of the Company.  Such title may be changed by the Company,  so long as the  Executive  maintains  the  substantially similar level of authority  and  responsibility.  The Executive  shall serve under and report to the Supervising  Persons.  The Company,  and
          each  of   their   direct   or   indirect   subsidiaries,   divisions,
          partnerships,   limited  liability   companies,   joint  ventures  and
          affiliates are hereinafter referred to collectively as the "Group."

     (b)  Executive shall perform for the Company the services normally rendered by a similarly situated executive,  as well as such other services and duties commensurate with the Executive's  position with the Company as the Supervising  Persons may direct.  The Executive shall abide by the
          Company's and the Group's policies,  standards,  rules and regulations
          (including  without  limitation  any ethical rules or standards) as in effect  from  time to time,  and  shall in all  respects  use his best efforts  to  conform to and  comply  with the  lawful  directions  and instructions given to the Executive by the Supervising Persons.

     (c)  The  Executive   shall  (i)  use  his  best  efforts  to  perform  the
          Executive's    duties   with   efficiency,    diligence,    care   and
          conscientiousness;  (ii)  provide  to  the  Supervising  Persons  such information  regarding the Company's business and operations as any of them shall require;  and (iii) at all times act consistently  with the
          Executive's  duties  and  obligations  to  the  Company  and  use  the
          Executive's  best  efforts to promote and serve the  interests  of the
          Company and the Group.

4.   Time to be  Devoted  to  Employment.  During  the  Employment  Period,  the
     Executive  shall devote  Executive's  full  business  time,  attention  and energies to the  business of the Company and the Group and shall not engage in any other  business,  whether or not such  activity is pursued for gain, profit or other pecuniary advantage;  provided,  however, the Executive may own up to 1% of the capital stock of any entity that is  publicly-traded on a U.S.  national stock exchange or quotation  system,  so long as Executive does not control,  directly or indirectly,  through one or more entities or groups (whether  formal or informal),  the voting or disposition of greater than 1% of the aggregate beneficial ownership interest of any such entity.

5.   Compensation; Benefits and Reimbursement.

     (a)  The Company  shall pay, or cause to be paid,  to the  Executive a base salary (the "Base Salary") at a rate of $175,000 per annum which shall be payable in accordance with the customary  payroll  practices of the
          Company.

     (b)  During the Employment  Period,  the Executive shall be entitled to the following:

          (i)  participation,  upon  satisfaction of any applicable  eligibility requirements,  in the  Company's  and/or the Group's  pension and
               benefit  plans  as  offered  to  similarly  situated   employees;
               provided,  however,  the  Company  and/or the Group may modify or discontinue any such benefits, plans or programs; and

          (ii) reimbursement for all reasonable and necessary  expenses incurred in the  ordinary  course  of  Executive's  employment  hereunder, including travel and entertainment expenses, upon presentation by
               Executive  of  appropriate   documentation   sufficient  for  tax
               purposes  to  substantiate  the  expenditure  as  an  income  tax
               deduction,   except   that   each  such   expenditure   shall  be
               reimbursable  only if it is of a nature qualifying it as a proper deduction  on the  federal  and state  income tax  returns of the
               Company.

          (iii)the Company  shall grant the  Executive (i) an option to purchase
               300,000  shares of the Company's  common stock,  par value $0.001 per share, of which 75,000 shares shall vest upon the date of the execution and delivery of this  Agreement and 75,000 shares shall vest on each of April 1, 2003,  July 1, 2003 and October 1, 2003, and (ii) an option to purchase  150,000  shares of the  Company's common  stock,  par value  $0.001 per share,  the shares of which
               shall  vest  in  50,000  share   increments  upon  the  Company's
               deployment of certain products to each successive group of 10,000 targeted  physicians,  as shall be more  fully  described  in the
               Option  Agreement (as  hereinafter  defined)  (clauses (c)(i) and
               (ii) above  collectively,  the  "Options").  The Options shall be granted  pursuant to the Company's 1999 Stock Option Plan (as may be amended,  modified,  or replaced, or any new stock option plan of the Company,  the "Stock Option Plan") and the Company and the
               Executive  shall  executive and deliver an Option  Agreement (the
               "Option Agreement") in accordance with the Stock Option Plan. The
               Medix Board shall determine, in its sole discretion, the exercise prices and the duration of the terms of the Options.  The vesting of the Options is subject to the Executive  being employed by the
               Company at such times.  Except as otherwise set forth herein, the
               Options shall be granted  pursuant to, and shall governed by, the
               Stock Option Plan. All other terms and conditions relating to the
               Options shall be as set forth in the Option Agreement.

6.   Involuntary Termination.

     (a)  If the  Executive  becomes  incapacitated  or  disabled  by  accident, sickness or otherwise  (including  legal  disability)  so as to render
          Executive mentally or physically  incapable of performing the services required to be  performed  by  Executive  under this  Agreement  for a period of 60 consecutive days or longer, or 90 non-consecutive days or longer in any 12 month period (such condition being herein referred to as a  "Disability"),  the Company  may, at its option,  terminate  the employment  of the  Executive  under this  Agreement,  effective  upon giving Executive  notice to that effect.  In the event of a dispute as to Executive's  ability to perform Executive's duties, the Company may refer the same to a licensed  practicing  physician  of the  Company's choice,  and Executive  agrees to submit to such tests and examination as such physician shall deem appropriate.

     (b)  If the Executive dies during the Employment  Period, the employment of the  Executive  shall be  deemed  to be  terminated  as of the date of
          Executive's  death (such  termination,  as well as a  termination  for
          Disability  under  Section  6(a) above being  referred to herein as an
          "Involuntary Termination").

7.   Termination  For Cause.  The Company may  terminate  the  employment of the
     Executive  hereunder at any time during the Employment  Period for Cause by giving the Executive written notice of such  termination,  which shall take effect immediately upon receipt of such notice (a "Termination for Cause").
     For the purposes of this Section 7, "Cause" shall mean:

     (a)  any  material  breach  of  the  Executive's   obligations  under  this
          Agreement,  if such  breach is not cured  within  five (5) days  after written  notice  from  the  Company  describing  the  alleged  breach;
          provided,  however, a breach of Sections 11, 12, 13 or 14 shall not be subject to any cure period;

     (b)  gross  incompetence,  willful  misconduct  or  willful  neglect in the execution of the Executive's duties hereunder;

     (c)  fraud,   misappropriation,   theft,   gross   malfeasance  or  willful
          dishonesty  on  the  part  of  the   Executive,   including,   without
          limitation,  conduct  of  a  felonious  or  criminal  nature,  conduct
          involving  moral  turpitude,   embezzlement,  or  misappropriation  of
          assets,  or in  connection  with any  dealings  or  arrangements  with clients, customers, suppliers or vendors;

     (d)  repeated use of drugs or  intoxicants to an extent that it impairs the
          Executive's ability to properly perform Executive's duties;

     (e)  (i) violation of Executive's  fiduciary  obligations to the Company or
          (ii) conduct which is inconsistent  with the Executive's  position and which results or is reasonably  likely to result, in an adverse effect
          (financial  or otherwise) on the business or reputation of the Company or any other member of the Group, or which  subjects,  or if generally known would  subject,  the Company or the Group to public  ridicule or embarrassment;

     (f)  repeated or continued  absence from work during normal  business hours for reasons other than disability or vacation; or

     (g)  repeated  violation  of  any  of  the  policies,  rules,  regulations, standards  or  practices  of the  Company  within  five (5) days after written notice of violation from the Company; and

8.   Termination  Without Cause. The Company may terminate the employment of the
     Executive, without cause, at any time upon 30 days' prior written notice to the Executive (a "Termination Without Cause").

9.   Voluntary Termination.  The Executive may terminate his employment with the
     Company at any time after  expiration of the Initial  Term,  upon three (3)
     month prior written notice to the Company.

10.  Effect of Termination.

     (a)  Upon  any  termination  of the  employment  of the  Executive  whether pursuant to any of Sections 6 through 9 hereof or  otherwise,  neither the Executive nor Executive's  beneficiaries  or estate shall have any further  rights or claims  against the Company or the Group under this
          Agreement,  except as hereinafter set forth in this Section 11 and the right to receive any  benefits to which the  Executive  is entitled to pursuant  to any  Federal  state or  local  laws,  including,  without limitation, COBRA laws:

          (i)  the unpaid  portion of the Base  Salary  provided  for in Section
               5(a) above to the effective date of termination;

          (ii) reimbursement  for any expenses for which the Executive shall not have  theretofore been reimbursed as provided in Section 5(b)(ii)
               above.

     (b)  In the event of a Termination  Without Cause  pursuant to the terms of
          Section 8 hereof,  the  Executive  shall be entitled  to  receive,  in addition  to the amounts set forth in Section  10(a)  above,  the Base
          Salary (less any applicable  withholding or similar taxes) at the rate in effect hereunder on the date of such  termination,  periodically in accordance  with the  Company's  customary  payroll  practices,  for a period  which  is the  lesser  of (i)  three  (3)  months  or (ii) the effective  date of termination to the last day of the Initial Term. If the Executive  accepts other  employment or engages in Executive's own business during the period in which he receives  payments  pursuant to this Section 10(b),  the Executive shall forthwith  notify the Company and the  Company  shall be entitled  to set-off  from  amounts due the
          Executive under this Section 10(b) the amounts earned by the Executive in  respect  of  such  other  employment  or  business  activity.  The
          Executive  will be  required  to certify on a monthly  basis as to any such other  income and the Company  shall be entitled to review a copy of  the  Executive  income  tax  return(s)  covering  the  periods  in question.  As a condition precedent to the receipt of the payments and benefits  described  in this Section  10(b),  the  Executive  shall be required to execute a general release of all claims arising out of the
          Executive's employment and the termination thereof, including, but not limited to, any claim of discrimination under state or federal law.

11.  Confidentiality and Non-Disclosure.

               3.1.1Executive  recognizes  that,  as a  valued  employee  of the
                    Company, Executive occupies a position of trust with respect
                    to  business   information  of  a  secret,   proprietary  or
                    confidential  nature that is the  property of the Company or the Group and which has been or will be used by or  imparted to  Executive  from  time  to  time  in  the  course  of the
                    performance  of  Executive's  duties  hereunder.   Executive
                    acknowledges and agrees that such  Confidential  Information
                    (as defined below) are important,  material and confidential trade secrets and  proprietary  information  of the Company,
                    and  materially   affect  the  successful   conduct  of  the
                    Company's  business and its  goodwill.  Executive  therefore agrees that:

     Executive shall not at any time during the term of the Employment Period or thereafter,  except in the good faith  performance  of  Executive's  duties hereunder,  use or  disclose,  directly  or  indirectly,  any  Confidential
     Information  for the  Executive's  own  benefit  or on  behalf of any third party; and

     Executive   shall  return   promptly  on  the  termination  of  Executive's
     employment  for  whatever  reason  (or in the event of  Executive's  death,
     Executive's  personal  representative  shall  return) to the Company at its direction  and expense any and all copies of records,  drawings,  writings, computer  disks,  materials,  memoranda  and other data  pertaining to such
     Confidential Information.

               3.1.2"Confidential   Information"  means  and  includes  (i)  all
                    knowledge,   documents,   information,   data  and  material
                    concerning  the  Company  and  the  Group  or any  of  their respective  businesses,  operations,  affairs  or  financial condition,  and (ii) all information that has been disclosed to the  Company by any third  party  under an  agreement  or
                    circumstances   requiring   such   information  to  be  kept
                    confidential.   Confidential   Information   shall  include,
                    without limitation, the names, procedures,  projects, rates, fees, and practices of the Company and its clients;  pricing information  relating  to the  Company  and its  vendors and suppliers; compensation paid to employees and other terms of employment;  proprietary software and programs; financial or research models or processes and related data; and financial
                    information   concerning  the  Company  and  of  the  Group.
                    Confidential  Information  shall not include (i) information that is in the public domain  through no fault of Executive;
                    (ii) information published or disseminated by the Company in the ordinary  course of business  without  restriction;  and
                    (iii)  information  received from a third party not under an obligation to keep such information confidential and without breach of this Agreement by Executive.

12.  Non-Solicitation.

     (a)  During  the  Employment  Period,  Executive  shall  not,  directly  or indirectly,  undertake  planning for, or organization of, any activity competitive  with or similar to the  Company's  business,  products or
          services,   or  combine  or  collaborate   with  other   employees  or
          representatives of the Company for the purposes of organizing any such competitive or similar business activity.

     (b)  Executive  hereby  acknowledges  and recognizes that Executive will be
          privy  to  Confidential   Information   constituting   trade  secrets,
          confidential or proprietary  information of the Company and the Group.
          Executive  agrees that,  in  consideration  of the promises  contained herein and the  consideration to be received by Executive  pursuant to this  Agreement,  the  receipt  and  sufficiency  of which  is  hereby acknowledged, during the Employment Period and for a period of two (2)
          years thereafter,  Executive will not, directly or indirectly,  either for Executive or for any other person,  firm, or corporation,  service or supervise  the  providing  of services or products,  divert or take away or  attempt  to  divert or take away  (and  during  the  two-year post-termination  period,  call on or solicit or attempt to call on or solicit) any of the Company's or the Group's clients,  or communicate, advise or consult with, write or respond to, or inform any such client of the Company (including without limitation,  informing any client of
          a  change  in  the  Executive's   employment),   for  the  purpose  of
          soliciting, selling or recommending conflicting services, or otherwise attempt to induce or persuade  any such client to  terminate or modify such client's relationship with Company or the Group.

     (c)  During  the  Employment  Period  and for a  period  of two  (2)  years thereafter,  Executive  will not,  directly or  indirectly  (including without  limitation  through the use of  "headhunters",  recruiters or other  employment  agencies)  or by action  in  concert  with  others, recruit  or  otherwise  induce  or  influence  (or seek to  induce  or influence)  any  person  who is or will be  hereafter  engaged  (as an employee,  agent,  independent contractor or otherwise) by the Company or the Group to terminate  his or her  employment  or  engagement,  or employ or engage,  seek to employ,  engage or  influence  or cause any other  business  competitive or similar to the Company or the Group to employ, engage or influence or seek to employ, engage or influence any such person.  This  restriction  includes that  Executive will not (i)
          disclose to any third party the names,  backgrounds or  qualifications of any of the Company's or the Group's employees or otherwise identify them as potential  candidates for employment;  or (ii)  participate in any pre-employment interviews with any such employee.

13.  Inventions.

     (a)  The  Company   and  the  Group   shall  have  all  rights,   including
          international  priority  rights,  in all  Inventions.  As used herein,
          "Inventions" shall mean all procedures,  inventions,  developments and
          discoveries,   whether  or  not  patentable,   and  all   suggestions,
          proposals,  computer  programs and  writings,  including any copyright interests therein, which Executive authors, conceives or makes, either solely or jointly with others during  Executive's  employment with the
          Company which: (i) relate to any subject matter with which Executive's work for the Company or the Group may be concerned; (ii) relate to the business products or services or demonstrably  anticipated products or services  of the  Company or the Group;  (iii)  involve the use of the time, equipment,  materials or facilities of the Company or the Group;
          or (iv) relate or are  applicable to any phase of the Company's or the
          Group's business.

     (b)  Neither the Company nor the Group shall have rights in any  Inventions made or  conceived  by  Executive  that do not involve any  equipment, supplies,  facilities  or  materials  of the  Company or the Group and which are developed  entirely on Executive's own time unless:  (i) the
          Invention relates to the business, products or services of the Company or the Group; (ii) the Invention  relates to demonstrably  anticipated products  and  services  of the  Company  or the  Group,  or (iii) the
          Invention  results  from any services  performed by Executive  for the
          Company or the Group.

     (c)  Executive  shall promptly  disclose to the Company all Inventions and, at the  Company's  sole  expense,  give the Company all  assistance it reasonably  requires  to  perfect,  protect,  and  use its  rights  to
          Inventions. In particular, but without limitation, Executive will sign all  documents,  do all things and supply all  information  (including disks, binary code,  print-outs and descriptions) that the Company may deem  necessary or desirable to (i) transfer or record the transfer of
          Executive's entire right, title, and interest in Inventions;  and (ii)
          enable  the  Company  to  obtain  patent,   copyright,   or  trademark
          protection  for  Inventions  anywhere in the world.  Executive  hereby irrevocably  appoints the Company as Executive's attorney for purposes of  effectuating  the acts  contemplated  in this  Section.  Executive
          agrees  and  understands   that  compliance  with  the  covenants  and
          agreements  contained  in this  Section  is not  conditioned  upon the payment of any additional or special consideration.

     (d)  The  obligations of this Section shall continue beyond the termination of Executive's employment with the Company, whether the Inventions are patentable  or not,  if  conceived  or made by  Executive  during  the
          Employment  Period,  and shall be binding  upon  Executive's  assigns,
          executors,   administrators  and  other  legal  representatives.   For
          purposes of this Agreement, any Invention relating to the Company's or the Group's business upon which Executive files patent  application(s)
          within one (1) year after the  termination of this Agreement  shall be presumed to relate to an Invention  conceived by Executive  during the
          Employment  Period,  subject to proof to the  contrary  by good faith, written and duly corroborated records establishing that such Invention was  conceived  and  made  by  Executive  after  termination  of  this
          Agreement  and  that  no  Confidential  Information  was  utilized  by
          Executive with respect to that Invention.

14.  Covenant Not to Compete.

     (a)  Executive  agrees  that,  during the  Non-Compete  Period (as  defined below),  Executive  shall not,  directly or indirectly,  engage in any activities  either  on  Executive's  own  behalf  or that of any other business organization (whether as principal, partner, member, officer, director,  stockholder,  agent, joint venturer, consultant,  creditor, lender, guarantor,  surety, investor or otherwise) which are in direct or indirect  competition  with, or similar to, the business,  products and  services  of the  Company or the Group in the  United  States and
          Canada.

     (b)  Executive and the Company  expressly  declare that the territorial and time limitations  contained in this Section are entirely reasonable at this time and are properly and  necessarily  required for the adequate protection  of the business and  intellectual  property of the Company and Group. If such  territorial or time  limitations,  or any portions thereof,  are  deemed  to be  unreasonable  by a  court  of  competent jurisdiction,  whether due to passage of time, change of circumstances or  otherwise,  Executive and the Company agree to a reduction of said territorial  and/or time  limitations  to such areas and/or periods of time as said court shall deem reasonable.

     (c)  Before  taking any  position  with any person or entity that  provides services competitive or similar to the Company or the Group during the
          Non-Compete  Period,  the Executive shall give prior written notice to the Company of the name of such person or entity. The Company shall be entitled  to advise each such  person or entity of the  provisions  of this Agreement,  and to otherwise deal with each such person or entity to ensure that the  provisions of this Agreement are enforced and duly discharged.

     (d)  All time periods in this Agreement shall be computed by excluding from such  computation  any time during which the Executive is in violation of any provision of this  Agreement and any time during which there is pending in any court of competent  jurisdiction any action  (including any appeal from any final judgment) brought by any person,  whether or not a party to this  Agreement,  in which  action  the  Company or the
          Group seeks to enforce the  agreements and covenants in this Agreement or in which any person  contests the validity of such  agreements  and covenants or their  enforceability or seeks to avoid their performance or enforcement which is determined  adversely against the Executive or such other party.

     (e)  In addition to any other  rights or remedies  available to the Company or  the  Group,  in the  event  that  the  Company  make a good  faith determination that the Executive  breached  obligations under Sections
          11, 12, 13 or 14, any outstanding obligations of the Company hereunder shall immediately terminate.

     (f)  As used herein,  the term "Non-Compete  Period" means, with respect to the Executive, the Employment Period plus the period commencing on the effective  date of the  termination  of employment  and ending one (1)
          year after such date.

15.  Extraordinary  Relief.  Executive  acknowledges  and  understands  that the provisions  of  Sections  11,  12, 13,  and 14 of this  Agreement  are of a special and unique nature,  the breach of which would cause the Company and the Group irreparable  injury,  and cannot adequately be compensated for in damages by an action at law. In the event of a breach or threatened  breach by Executive of any  provision of such  Sections,  the Company or the Group may seek an injunction restraining Executive from such actual or threatened breach,  and  shall  not  be  required  to  post a bond  or to  prove  that irreparable  injury would result from the alleged  breach of the  aforesaid
     Sections.  Nothing  contained  herein shall be construed as prohibiting the
     Company or the Group from pursuing any other remedies  (including,  without limitation,  an action for damages)  available for any actual or threatened breach of this  Agreement,  and the pursuit of any  injunction or any other remedy shall not be deemed an exclusive election of such remedy.  Executive
     shall  reimburse  the  Company  for  all  reasonable   costs  and  expenses
     (including,  without limitation,  reasonable  attorneys' fees and expenses)
     incurred in connection  with the enforcement of Sections 11, 12, 13, and 14 if it is  determined  that the  Company or the Group was  entitled  to such relief. The restrictions and limitations  herein regarding  non-disclosure, non-solicitation,  non-competition  and  inventions are in addition to, and not in  derogation  of,  applicable  law with  respect  to  non-disclosure, non-solicitation, non-competition and inventions in general.

16.  Assistance in Litigation.  Executive shall, upon reasonable notice, furnish such  information and proper  assistance to the Company and the Group as it may  reasonably  require,  at the expense of the Company and the Group,  in connection  with any  litigation  in which it is,  or may  become,  a party either during or after the Employment Period.

17.  No  Disparagement.  Executive  shall not, except in connection with a legal proceeding or order  (including a proceeding  relating to this  Agreement), from and after the date hereof, regardless of the expiration or termination of this Agreement, make any (i) statement to any person or entity which has a  business  relationship  with the  Company  or the  Group or (ii)  public statement, in each instance, that criticizes,  ridicules,  disparages or is derogatory  of the  Company  or the  Group,  or any of their  stockholders, investors,  officers,  directors,  agents  or  employees  or any  of  their products,  services  or  procedures,  whether  or not such  disparaging  or derogatory statements are true.

18.  Notices.   All   notices,   claims,   certificates,   demands   and   other
     communications  hereunder  shall  be  in  writing  and  sent  by  facsimile
     transmission  or  e-mail,  by   nationally-recognized   overnight  courier,
     delivered  personally,  or mailed (by registered or certified mail,  return receipt requested and postage prepaid), as follows:

     if to the Executive, to:

     The address as provided by the Executive to the Company

     with a copy to such  person or entity as the  Executive  shall from time to time request by notice to the Company;

     if to the Company:

      Medix Resources, Inc.
      420 Madison Avenue
      Suite 1830
      New York, New York  10170
      Tel:  (212) 697-2509  x321
      Fax:  (212) 681-9817
      Attention:  Darryl R. Cohen

     with a copy to:

      Moses & Singer LLP
      1301 Avenue of the Americas, 40th Floor
      New York, New York  10019
      Tel:  (212) 554-7800
      Fax:  (212) 554-7700
      Attention: Dean R. Swagert, Jr., Esq.

     or to such  other  address  as the party to whom  notice is to be given may have furnished to the other parties in writing in accordance herewith.  Any such notice or communication  shall be deemed to have been delivered (a) in the case of personal  delivery,  on the date of such  delivery,  (b) in the case of courier delivery,  upon receipt of confirmation of delivery, (c) in the case of telecopy  transmission or e-mail,  upon confirmation of receipt by  hardcopy  and (d) in the case of  mailing,  on the fifth  business  day following posting.

19.  Entire Agreement.  This Agreement and the other writings referred to herein or delivered  pursuant  hereto which form a part hereof  contain the entire agreement  among the parties with respect to the subject  matter hereof and
     supersede  all  prior  and  contemporaneous  arrangements,   agreements  or
     understandings (whether written or oral) with respect thereto.

20.  Successors  and  Assigns;  Assignment.  The  terms and  provisions  of this
     Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their successors and permitted assigns. This Agreement is personal  in its  nature and  neither  party may  assign or  transfer  this
     Agreement or any rights or obligations  hereunder,  except that the Company shall have the right to assign its rights  hereunder  to another  member of the Group.

21.  Governing  Law.  This  Agreement  shall be  governed  by and  construed  in accordance  with the laws of the State of New York without giving effect to the principles of conflict of laws.

22.  Arbitration.  In  consideration  of  the  Company  employing  Executive  or continuing to employ  Executive  and the mutual  promises set forth herein,
     Executive   and  the  Company   agree,   for   themselves   and  for  their
     representatives,  successors,  and assigns,  that any  controversy or claim
     arising  out  of  or  relating  to  this  Agreement,   its  enforcement  or
     interpretation,   or   because   of  an   alleged   breach,   default,   or
     misrepresentation in connection with any of its provisions,  or arising out of or  relating  in any  way to  Executive's  employment  with  Company  or termination  thereof,  shall be settled by final and binding arbitration in
     New York,  New York  before a single  arbitrator,  in  accordance  with the procedures required under New York law.

     (a)  To the extent not inconsistent with law, the following will govern any arbitration hereunder:

     The  National  Rules  for the  Resolution  of  Employment  Disputes  of the
     American  Arbitration  Association will apply. The arbitrator may award any form of remedy or relief (including injunctive relief) that would otherwise be available in court,  consistent with applicable laws. Any award pursuant to said  arbitration  shall be  accompanied  by a  written  opinion  of the arbitrator  setting forth the reason for the award.  The award  rendered by the arbitrator shall be conclusive and binding upon the parties hereto, and judgment upon the award may be entered,  and  enforcement may be sought in, any court of competent jurisdiction.

     Each party shall  share the costs of the  arbitrator  and forum fees.  Each party  shall bear its own  respective  attorney  fees and all other  costs, unless otherwise  required or allowed by law and awarded by the arbitrator, provided  further  that if any matter of  dispute  raised by a party or any defense or objection thereto was  unreasonable,  the arbitrator may assess, as part  of the  arbitration  award,  all or any  part  of the  arbitration expenses (including  reasonable attorney's fees) of the other party and the arbitration  fees  against the party  raising such  unreasonable  matter of dispute or defense or objection thereto.

     (b)  This predispute  resolution  agreement  covers all matters directly or
          indirectly  related  to  Executive's   recruitment,   employment,   or
          termination of employment by the Company,  including,  but not limited to,  alleged  violations of Title VII of the Civil Rights Act of 1964, sections  1981 through 1988 of Title 42 of the United  States Code and all amendments  thereto,  Employee  Retirement  Income Security Act of
          1974 ("ERISA"),  the Americans with  Disabilities Act of 1990 ("ADA"), the Age  Discrimination in Employment Act of 1967 ("ADEA"),  the Older
          Workers  Benefits  Protection  Act of 1990  ("OWBPA"),  the Fair Labor
          Standards  Act  ("FLSA"),  the  Occupational  Safety  and  Health  Act
          ("OSHA"),  the Consolidated Omnibus Budget  Reconciliation Act of 1985
          ("COBRA"), and any and all claims under federal, state, and local laws against discrimination, but excluding Worker's Compensation Claims.

     (c)  In the event that either party files,  and is allowed by the courts to prosecute,  a court action  against the other,  the  plaintiff in such action agrees not to request,  and hereby waives such party's right to a trial by jury.

     (d)  EXECUTIVE AND THE COMPANY UNDERSTAND THAT, ABSENT THIS AGREEMENT, THEY
          WOULD  HAVE THE RIGHT TO SUE EACH  OTHER IN COURT,  AND THE RIGHT TO A
          JURY TRIAL,  BUT,  BY THIS  AGREEMENT,  THEY GIVE UP THOSE  RIGHTS AND
          AGREE TO RESOLVE ANY AND ALL GRIEVANCES BY ARBITRATION.

23.  Waivers. The provisions of this Agreement may not be waived, temporarily or permanently,  except  pursuant to a writing  executed by the party  against whom enforcement of such waiver would be sought. The waiver by any party of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

24.  Amendments;  Modifications.  The terms and provisions of this Agreement may not be modified or amended  without  the written  agreement  of each of the parties.

25.  Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed  counterpart  by facsimile  shall be equally as effective as delivery of an manually executed counterpart.

26.  Headings.  The section and paragraph  headings  contained in this Agreement are for  reference  purposes  only  and  shall  not  affect  in any way the meanings or interpretations of this Agreement.

27.  Survival. The representations,  warranties, covenants and agreements of the parties  hereto shall survive any  cancellation,  termination,  rescission, amendment, modification or expiration of this Agreement and any termination of the Executive's employment with the Company for any reason.

28.  Indemnification.  The Executive shall be entitled to indemnification in his capacity  as an  officer  of the  Company  as  provided  in  the  Company's organizational documents and applicable law.

29.  Executive's  Ability to Contract for the Company.  Executive shall not have the  right to make any  contracts  or  commitments  for or on behalf of the
     Company or the Group, to sign or endorse any commercial  paper,  contracts, advertisements,  or  instrument  of  any  nature,  or  to  enter  into  any obligation  binding  the  Company  or the Group to the  payment of money or otherwise, except to the extent Executive is so authorized in writing.

30.  Executive's   Representations.   Executive  represents  and  warrants  that
     Executive is free to enter into this  Agreement  and to perform each of its terms and  covenants.  Executive  represents and warrants that Executive is not restricted or  prohibited,  contractually  or otherwise,  from entering into and performing  this  agreement,  and that  Executive's  execution and performance  of this  Agreement is not a violation or a breach of any other
     Agreement  between  Executive  and any other  person or  entity.  Executive agrees to indemnify  and hold the Company and the Group  harmless  from any and all costs and  expenses,  including  attorney's  fees,  incurred by the
     Company  and the  Group as a result  of any  breach  by  Executive  of this provision.

                   [Remainder of Page Intentionally Left Blank]

     IN WITNESS  WHEREOF,  the parties  have duly  executed and  delivered  this
Employment Agreement the date first above written.

                             MEDIX RESOURCES, INC.

                             By:
                                ----------------------------
                                    Name:
                                    Title:

                             EXECUTIVE

                             Name:  James Q. Gamble